UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2023

TURTLE BEACH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

001-35465
(Commission File Number)

Nevada	27-2767540
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

44 South Broadway, 4th Floor
White Plains, New York 10601
(Address of principal executive offices, including zip code)

(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Global Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on May 1, 2023, Turtle Beach Corporation (the “Company”) and Juergen Stark, Chief Executive Officer and President of the Company, agreed that Mr. Stark would not continue in his role as Chief Executive Officer and President of the Company effective as of the close of business on June 30, 2023.
On June 26, 2023, the Company entered into a consulting agreement (the “Consulting Agreement”) with JStark Industries, LLC, an entity controlled by Mr. Stark (the “Consultant”), pursuant to which the Consultant will provide consulting services as mutually agreed between the Consultant and the Chief Executive Officer of the Company, the Chairperson of the Board of Directors of the Company, or by the Chairperson of the Compensation Committee, Audit Committee or Nominating and Governance Committee of the Board.  The term of the Consulting Agreement ends on April 1, 2024, unless earlier terminated by the parties.  In consideration for such consulting services, the Consultant will receive an hourly fee of $700 an hour.
The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

 Item 9.01. Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, dated June 26, 2023, by and between Turtle Beach Corporation and JStark Industries, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  June 29, 2023

TURTLE BEACH CORPORATION
By:	/s/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary